EXHIBIT 1.01

DXP Enterprises, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2022

INTRODUCTION

This report for the year ended December 31, 2022 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality of production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten and gold (3TGs). The covered countries for the purposes of the Rule and this report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zamia and Angola (the “Covered Countries”).

COMPANY AND PRODUCT OVERVIEW

Founded in 1908, DXP Enterprises, Inc. (together with our subsidiaries, hereinafter referred to as “DXP” or the “Company” or by terms such as we, our, or us) was incorporated in Texas in 1996 to be the successor to SEPCO Industries, Inc. Since our predecessor company was founded, we have primarily been engaged in the business of distributing maintenance, repair and operating (“MRO”) products, equipment and service to customer in a variety of end markets including the general industrial, energy, food & beverage, chemical, transportation, water and wastewater. The Company is organized into three business segments: Service Centers, Supply Chain Services and Innovative Pumping Solutions. Our principal executive office is located at 5301 Hollister St., Houston, Texas 77040 and our phone number is (713) 996-4700. Our website address is www.dxpe,com and emails may be sent to info@dxpe.com.

REASONABLE COUNTRY OF ORIGIN INQUIRY

We conducted a reasonable country of origin inquiry about the conflict minerals necessary to functionality or production of products manufactured by us or contracted to be manufactured for us. DXP, with Assent’s assistance, conducted a survey of the suppliers using the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”). We used Assent’s database to organize and retain supplier responses.

We identified certain suppliers that did not conform with our Conflict Minerals Policy of providing sourcing information to us upon request. We made repeat requests to non-responsive suppliers educating and urging them to submit completed CMRTs. We also undertook additional follow-up with suppliers to obtain more complete information or to clarify responses.

We and Assent analyzed the responses that we received in an effort to determine the country of origin of the necessary conflict minerals in the products that we manufacture or contract for manufacture. Only a small number of our suppliers provided information relating to country of origin, and that information was not sufficiently detailed or product-specific for us to identify the country of origin of the necessary conflict minerals in our products to indicate whether they were from recycled or scrap sources.

As a result of the responses we received, we were able to determine that some of our products manufactured or contracted for manufacture during the reporting period may contain necessary conflict minerals that originated or may have originated from a Covered Country and are not or may not be from recycled or scrap sources.

DUE DILIGENCE

Design of Due Diligence

With the assistance of Assent, we designed our due diligence processes based on the internationally recognized due diligence framework developed by the Organization for Economic Co-operation and Development (“OECD”) titled, “OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” and the related supplements for tin, tantalum, tungsten, and gold (collectively, the “OECD Guidance”). The OECD Guidance recommends the following five-step due diligence process and provides guidance for the achievement of each step:

    1. Establishment of Company management systems;
    2. Identification and assessment of risks in our supply chain;
    3. Design and implement s strategy to respond to identified risks in our supply chain;
    4. Utilize independent third-party audits of supply chain diligence; and
    5. Annual publicly report on our supply chain due diligence.

Due diligence requires our necessary reliance on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot fully be owned by us.

Step 1: Establishment of Company Management Systems.

We have a Conflict Minerals team comprised of individuals in management positions across legal, finance, and supply chain backgrounds. This team leads our Conflict Minerals compliance effort and is responsible for implementing the Conflict Minerals compliance strategy. We also use Assent to assist us with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that we may undertake with suppliers in regard to Conflict Minerals. We leverage Assent’s Managed Services in order to work with dedicated program specialists who support our conflict minerals program. DXP communicates regularly with the Assent team in order to receive updates on program status. Each member of Assent’s Customer Success team is trained in conflict minerals compliance and understands the intricacies of the CMRT and conflict minerals reporting, as well as Section 1502 of the Dodd-Frank Act.

DXP expects all of its suppliers to have policies and procedures in place to ensure that 3TGs used in the production of the products sold to us are Covered Countries conflict-free. This means that the products must not contain 3TGs that directly or indirectly finance or benefit armed groups in the Covered Countries. We rely upon our direct suppliers to provide information on the origin of any 3TGs contained in components and materials supplied, including sources of 3TGs that were supplied to us and that were supplied to them from lower tier suppliers.

As an important part of the supply chain, DXP has leveraged processes and educational opportunities with the assistance of Assent in order to ensure non-English speaking suppliers have access to a free platform to unload their CMRT’s, help desk support and other multilingual resources. Our suppliers are able to leverage Assent’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly file a CMRT. DXP engages, along with Assent, with suppliers to request a valid CMRT for the products that they supply to us. With respect to the OECD requirement to strengthen engagement with suppliers, we have developed an internal procedure that includes steps of supplier engagement escalation such as corrective actions. Feedback from this engagement has allowed us to oversee improvements in supplier responses and supplier compliance for this initiative. To accomplish this, Assent’s online resources are leveraged, and all in-scope suppliers have been provided with access to their library of conflict minerals training and support resources. We believe that the combination of our Code of Conduct, our Conflict Minerals Policy, and our direct engagement with our suppliers for Conflict Minerals training and requests constitute a reliable supplier engagement program.

DXP has established grievance mechanisms whereby employees and suppliers can report violations of DXP’s policies, including Conflict Minerals. Suppliers and others outside of DXP may contact us anonymously to report grievances via a dedicated email address that is published in our Conflicts Minerals Policy and in our Code of Conduct. In addition, our employees may anonymously report suspected violations using the same dedicated email address, dxpe.ethicspoint.com, or our anonymous third-party conduct help line at (888) 307-4308, as published in our Conflicts Minerals Policy and in our Code of Conduct.

We have adopted a policy to retain relevant documents with Assent. Through Assent, a document retention policy to retain Conflict Minerals related documents, including supplier responses to CMRTs and the sources identified within each reporting period, has been implemented. We store all the information and findings from this process in a database than can be audited by internal and external parties.

Step 2: Identification and Assessment of Risks in the Supply Chain

Due to our size, the complexity of our products, and the depth, breadth and constant evolution of our supply chain it is difficult to identify actors upstream from our direct suppliers. Risks associated with supplier CMRT content are identified automatically in the Assent Compliance Manager tool (“ACM”) based on criteria established for supplier responses. These risks are addressed by Assent staff, who contacts the supplier, gathers pertinent data and performs an assessment of the supplier’s Conflict Minerals status.

Risks at the supplier level may include non-responsive suppliers, incomplete CMRTs, or CMRTs that are submitted at a company, business unit or division level. In those cases, we are unable to determine if all specified smelters and refiners were used for 3TGs in the products supplied to us.

Risks were identified by assessing the due diligence practices and status of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent compared these facilities listed in the responses to the list of smelters and refiners consolidated by the RMI to ensure that the facilities met the recognized definition of a 3TGs processing facility that was operation during the 2022 calendar year.

Assent determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (“RAMP”). DXP does not have a direct relationship with smelters and refiners and does not perform direct audits of these entities within their pre-supply chain. Smelters that have completed a RMAP audit are considered to be Covered Countries-conflict free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard or they are considered non-conformant by RMAP, follow-ups are made to suppliers reporting those facilities. Smelters are then assessed for the potential for sourcing risk.

Each facility that meets the definition of a smelter or refiner of a 3TG mineral is assessed according to red-flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter or refiner poses to the supply chain by identifying red flags. These factors include, but are not limited to:

1.Geographic proximity to the Covered Countries;
2.RMAP audit status;
3.Credible evidence of unethical or conflict sourcing;
4.Known mineral source country of origin; and
5.Peer assessments conducted by credible third-party sources.

Risk mitigation activities are initiated whenever a supplier’s CMRT reported facilities of concern. Through Assent, suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing the supplier to take their own independent risk mitigation actions. Examples include the submission of a product specific CMRT to better identify the connection to products that they supply to us. Suppliers are given clear performance objectives within reasonable time frames with the ultimate goal of progressive elimination of these smelters of concern from the supply chain. In addition, suppliers are guided to the educational materials on mitigating the risks identified through the data collection process.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

Together with Assent, we developed processes to access and respond to the risks identified in the supply chain. We have a risk management plan, through which our Conflict Minerals program is implemented, managed and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the Conflict Minerals rules and our expectations.

Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. We will engage any of our suppliers whom we have reason to believe are supplying us with 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD Guidance. Assent also communicates directly with smelters that have not been determined to be conformant with RMAP in order to request sourcing information and encourage their involvement with the RMI program.

Step 4: Utilize Independent Third-Party Audits of Supply Chain Due Diligence

We do not typically have a direct relationship with any 3TG smelters and refiners, and we do not perform or direct audits of these entities within our supply chain. Instead, we rely upon third-party audits of smelters and refiners conducted as part of the RMAP, which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

Step 5: Publicly Report on our Supply Chain Due Diligence

We have published our Form SD for the year ended December 31, 2022. Form SD and this Report are available on our website at www.dxpe.com within the “Investors” section under “Investor Relations” > “Financial Information “ > “SEC Filings”. Information found on or accessed through our website is not consider part of this Report and is not incorporated herein by reference. We have also publicly filed our Form SD and this Report with the U.S. Securities and Exchange Commission.

RESULTS OF DUE DILIGENCE

All final CMRT submissions were reviewed and validated by Assent to ensure no inaccuracies or gaps in data were found. There were some suppliers that were unable to correct their CMRT and as such, are listed as invalid submissions.

Attached as Appendix A is a table that lists all the smelters and refiners identified by our responsive direct suppliers that may have been used to process the Conflict Minerals necessary to the functionality or production of our Covered Products during the 2022 calendar year. This list may contain more facilities than are actually linked to the Company’s Covered Products. Alternatively, this list may not include all applicable facilities as not all of our suppliers were able to provide the required information at this time. Those that have been validated as compliant under RAMP by the RMI, have been noted as such in the final column on the right in Appendix A. From the responses received, Assent identified smelters that potentially posed a risk due to the presence of some red flag indicators.

Appendix B is an aggregated list of countries of origin from which the reported facilities collectively source 3TGs, based on information provided through the CMRT data collection process, from direct smelter outreach and RAMP. As mentioned in the above section, it is understood that many responses may provide more data than can be directly linked to products sold by us, therefore, Appendix B may contain more countries than those that the Company’s products are being sourced from.

Steps to be Taken to Mitigate Risk and Improve Due Diligence

We intend to take the following steps, among others, in an effort to further mitigate any risk that our Conflict Minerals finance or otherwise benefit armed groups in the DRC or any Covered Countries:

1.Continue to develop engagement plans for each supplier of our contract manufactured products regarding the Conflict Minerals used in our Covered Products based on the suppliers outstanding due diligence information and related level of risk, designed to (i) help us gather improved information regarding whether any of the Conflict Minerals are financing or otherwise benefiting armed groups in any of the Covered Countries, and (ii) address specific risks identified.
2.Continue to improve procedures for quality-checking supplier responses to our due diligence requests; and
3.Continue to encourage smelters to participate in independent third-party audit programs.

Appendix A Refiners and Smelters List:

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Agosi AG	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Gold	Aurubis AG	Germany	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Gold	Chimet S.p.A.	Italy	CID000233
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Gold	Chugai Mining	Japan	CID000264
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tin	Alpha	United States Of America	CID000292
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Dowa	Japan	CID000401
Tin	Dowa	Japan	CID000402
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tin	Fenix Metals	Poland	CID000468
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Japan Mint	Japan	CID000823
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Tungsten	Kennametal Fallon	United States Of America	CID000966
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Tin	China Tin Group Co., Ltd.	China	CID001070
Tantalum	AMG Brasil	Brazil	CID001076
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105

Gold	Materion	United States Of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tin	Minsur	Peru	CID001182
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Tantalum	NPM Silmet AS	Estonia	CID001200
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Refined Bangka Tin	Indonesia	CID001460

Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tommy Utama	Indonesia	CID001493
Gold	PX Precinox S.A.	Switzerland	CID001498
Tantalum	QuantumClean	United States Of America	CID001508
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Gold	Royal Canadian Mint	Canada	CID001534
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Tantalum	Telex Metals	United States Of America	CID001891
Tin	Thaisarco	Thailand	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	Torecom	Korea, Republic Of	CID001955
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Morris and Watson	New Zealand	CID002282
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Guangdong Jinding Gold Limited	China	CID002312
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Gold	Geib Refining Corporation	United States Of America	CID002459
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tantalum	D Block Metals, LLC	United States Of America	CID002504
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527

Tantalum	KEMET de Mexico	Mexico	CID002539
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	Materion Newton Inc.	United States Of America	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Sudan Gold Refinery	Sudan	CID002567
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Gold	T.C.A S.p.A	Italy	CID002580
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Marsam Metals	Brazil	CID002606
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Tin	Super Ligas	Brazil	CID002756
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	SAAMP	France	CID002761

Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	8853 S.p.A.	Italy	CID002763
Gold	Italpreziosi	Italy	CID002765
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Aurubis Berango	Spain	CID002774
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Sai Refinery	India	CID002853
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Gold	Bangalore Refinery	India	CID002863
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Pease & Curren	United States Of America	CID002872
Gold	JALAN & Company	India	CID002893
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Safimet S.p.A	Italy	CID002973
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	African Gold Refinery	Uganda	CID003185
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	Pongpipat Company Limited	Myanmar	CID003208
Gold	QG Refining, LLC	United States Of America	CID003324
Tin	Tin Technology & Refining	United States Of America	CID003325
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Sovereign Metals	India	CID003383
Tin	Luna Smelter, Ltd.	Rwanda	CID003387

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Kundan Care Products Ltd.	India	CID003463
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Alexy Metals	United States Of America	CID003500
Tin	CRM Synergies	Spain	CID003524
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529
Gold	Sellem Industries Ltd.	Mauritania	CID003540
Gold	MD Overseas	India	CID003548
Tungsten	Artek LLC	Russian Federation	CID003553
Gold	Metallix Refining Inc.	United States Of America	CID003557
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Gold	WEEEREFINING	France	CID003615
Tungsten	LLC Vostok	Russian Federation	CID003643
Gold	Dongwu Gold Group	China	CID003663
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868